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                                                                       Exhibit 5


                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112



                                                                 October 7, 2003



Mindspeed Technologies, Inc.
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095

           Re:  Credit Agreement Warrants and Underlying Shares

Ladies and Gentlemen:

           In connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), by Mindspeed Technologies, Inc., a Delaware corporation ("Mindspeed"), of (a) the resale by the holders thereof of (i) warrants (the "Credit Agreement Warrants") to purchase up to 8,333,334 shares (the "Shares") of common stock, par value $.01 per share, of Mindspeed (including the associated preferred share purchase rights), issued to Conexant Systems, Inc., a Delaware corporation ("Conexant"), and (ii) 8,333,334 Shares which may be delivered from time to time upon exercise of the Credit Agreement Warrants, and (b) the issuance by Mindspeed of 8,333,334 Shares upon exercise of the Credit Agreement Warrants by holders thereof, we advise as follows:

           As counsel for Mindspeed, we are familiar with the Restated Certificate of Incorporation and the Bylaws of Mindspeed, each as amended to the date hereof, and we have reviewed (i) the Registration Statement on Form S-3 to be filed by Mindspeed under the Securities Act with respect to the Credit Agreement Warrants and the Shares to be delivered from time to time upon exercise of the Credit Agreement Warrants (the "Registration Statement") and
(ii) the corporate proceedings taken by Mindspeed in connection with the
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Mindspeed Technologies, Inc.          -2-                      October 7, 2003


authorization of the Credit Agreement Warrants and the Shares to be delivered from time to time upon exercise of the Credit Agreement Warrants. We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of Mindspeed and such other instruments, certificates of public officials and representatives of Mindspeed and other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers of Mindspeed and appropriate public officials.

           On the basis of the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

           1. The Credit Agreement Warrants constitute the valid and binding obligations of Mindspeed enforceable against Mindspeed in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           2. Upon the effectiveness under the Securities Act of the
Registration Statement and full payment in accordance with the terms of the Credit Agreement Warrants, any newly
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Mindspeed Technologies, Inc.          -3-                        October 7, 2003


issued Shares delivered upon exercise of the Credit Agreement Warrants will, when so delivered, be legally and validly issued, fully paid and nonassessable.

           We express no opinion herein as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware (as well as the applicable provisions of the Delaware Constitution and applicable reported judicial decisions) and the federal laws of the United States.

           We hereby consent to the reference to us and our opinion in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                                          Very truly yours,


                                                          CHADBOURNE & PARKE LLP